Exhibit 8.1

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

1285 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019-6064

TELEPHONE (212) 373-3000

LLOYD K. GARRISON (1946-1991)
RANDOLPH E. PAUL (1946-1956)
SIMON H. RIFKIND (1950-1995)
LOUIS S. WEISS (1927-1950)
JOHN F. WHARTON (1927-1977)

WRITER'S DIRECT DIAL NUMBER

(212) 373-3000

WRITER'S DIRECT FACSIMILE

(212) 757-3990

WRITER'S DIRECT E-MAIL ADDRESS

UNIT 5201, FORTUNE FINANCIAL CENTER
5 DONGSANHUAN ZHONGLU
CHAOYANG DISTRICT, BEIJING 100020, CHINA
TELEPHONE (86-10) 5828-6300

SUITES 3601 – 3606 & 3610
36/F, GLOUCESTER TOWER
THE LANDMARK
15 QUEEN'S ROAD, CENTRAL
HONG KONG
TELEPHONE (852) 2846-0300

ALDER CASTLE
10 NOBLE STREET
LONDON EC2V 7JU, UNITED KINGDOM
TELEPHONE (44 20) 7367 1600

FUKOKU SEIMEI BUILDING
2-2 UCHISAIWAICHO 2-CHOME
CHIYODA-KU, TOKYO 100-0011, JAPAN
TELEPHONE (81-3) 3597-8101

TORONTO-DOMINION CENTRE
77 KING STREET WEST, SUITE 3100
P.O. BOX 226
TORONTO, ONTARIO M5K 1J3
TELEPHONE (416) 504-0520

2001 K STREET, NW
WASHINGTON, DC 20006-1047
TELEPHONE (202) 223-7300

500 DELAWARE AVENUE, SUITE 200
POST OFFICE BOX 32
WILMINGTON, DE 19899-0032
TELEPHONE (302) 655-4410

MATTHEW W. ABBOTT
EDWARD T. ACKERMAN
JACOB A. ADLERSTEIN
JUSTIN ANDERSON
ALLAN J. ARFFA
JONATHAN H. ASHTOR
ROBERT A. ATKINS
SCOTT A. BARSHAY
PAUL M. BASTA
J. STEVEN BAUGHMAN
LYNN B. BAYARD
CRAIG A. BENSON
JOSEPH J. BIAL
BRUCE BIRENBOIM
H. CHRISTOPHER BOEHNING
BRIAN BOLIN
ANGELO BONVINO
ROBERT A. BRITTON
DAVID W. BROWN
WALTER BROWN*+
SUSANNA M. BUERGEL
JESSICA S. CAREY
DAVID CARMONA
GEOFFREY R. CHEPIGA
ELLEN N. CHING
WILLIAM A. CLAREMAN
LEWIS R. CLAYTON
YAHONNES CLEARY
JAY COHEN
KELLEY A. CORNISH
CHRISTOPHER J. CUMMINGS
THOMAS V. DE LA BASTIDE III
MEREDITH DEARBORN*+
ARIEL J. DECKELBAUM
KAREN L. DUNN
ALICE BELISLE EATON
ANDREW J. EHRLICH
GREGORY A. EZRING
ROSS A. FIELDSTON
ANDREW C. FINCH
BRAD J. FINKELSTEIN
BRIAN P. FINNEGAN
ROBERTO FINZI
PETER E. FISCH
HARRIS FISCHMAN
ANDREW J. FOLEY
VICTORIA S. FORRESTER
HARRIS B. FREIDUS
CHRISTOPHER D. FREY
MANUEL S. FREY
ANDREW L. GAINES
KENNETH A. GALLO
MICHAEL E. GERTZMAN
ADAM M. GIVERTZ
SALVATORE GOGLIORMELLA
NEIL GOLDMAN
MATTHEW B. GOLDSTEIN
ROBERTO J. GONZALEZ*
CATHERINE L. GOODALL
CHARLES H. GOOGE, JR.
ANDREW G. GORDON
BRIAN S. GRIEVE
UDI GROFMAN
NICHOLAS GROOMBRIDGE
BRUCE A. GUTENPLAN
MELINDA HAAG*
ALAN S. HALPERIN
CLAUDIA HAMMERMAN
BRIAN S. HERMANN
JOSHUA HILL
MICHELE HIRSHMAN
JARRETT R. HOFFMAN
ROBERT E. HOLO
DAVID S. HUNTINGTON
AMRAN HUSSEIN
LORETTA A. IPPOLITO
WILLIAM A. ISAACSON*
JAREN JANGHORBANI
BRIAN M. JANSON
JEH C. JOHNSON
BRAD S. KARP
PATRICK N. KARSNITZ
JOHN C. KENNEDY
BRIAN KIM
KYLE J. KIMPLER
ALEXIA D. KORBERG
ALAN W. KORNBERG
DANIEL J. KRAMER
BRIAN KRAUSE
CAITH KUSHNER
DAVID K. LAKHDHIR
GREGORY F. LAUFER
BRIAN C. LAVIN
XIAOYU GREG LIU
RANDY LUSKEY*+
LORETTA E. LYNCH
JEFFREY D. MARELL
MARCO V. MASOTTI
DAVID W. MAYO
ELIZABETH R. MCCOLM
JEAN M. MCLOUGHLIN
ALVARO MEMBRILLERA
MARK F. MENDELSOHN
CLAUDINE MEREDITH-GOUJON
WILLIAM B. MICHAEL
JUDIE NG SHORTELL*
CATHERINE NYARADY
JANE B. O'BRIEN
BRAD R. OKUN
LINDSAY B. PARKS
ANDREW M. PARLEN
DANIELLE C. PENHALL
CHARLES J. PESANT
JESSICA E. PHILLIPS*
AUSTIN POLLET*+
VALERIE E. RADWANER
JEFFREY J. RECHER
CARL L. REISNER
LORIN L. REISNER
JEANNIE S. RHEE*
WALTER G. RICCIARDI
RICHARD A. ROSEN
ANDREW N. ROSENBERG
JUSTIN ROSENBERG
JACQUELINE P. RUBIN
CHARLES F. "RICK" RULE*
RAPHAEL M. RUSSO
ELIZABETH M. SACKSTEDER
JEFFREY D. SAFERSTEIN
JEFFREY B. SAMUELS
KENNETH M. SCHNEIDER
ROBERT B. SCHUMER
JOHN M. SCOTT
BRIAN SCRIVANI
KYLE T. SEIFRIED
KANNON K. SHANMUGAM*
CULLEN L. SINCLAIR
AUDRA J. SOLOWAY
SCOTT M. SONTAG
SARAH STASNY
TARUN M. STEWART
ERIC ALAN STONE
AIDAN SYNNOTT
BRETTE TANNENBAUM
RICHARD C. TARLOWE
DAVID TARR
MONICA K. THURMOND
DANIEL J. TOAL
LAURA C. TURANO
CONRAD VAN LOGGERENBERG
KRISHNA VEERARAGHAVAN
JEREMY M. VEIT
LIZA M. VELAZQUEZ
MICHAEL VOGEL
RAMY J. WAHBEH
JOHN WEBER
LAWRENCE G. WEE
THEODORE V. WELLS, JR.
LINDSEY L. WIERSMA
STEVEN J. WILLIAMS
LAWRENCE I. WITDORCHIC
AUSTIN WITT
MARK B. WLAZLO
ADAM WOLLSTEIN
JULIA TARVER MASON WOOD
JENNIFER H. WU
BETTY YAP*
JORDAN E. YARETT
KAYE N. YOSHINO
TONG YU
TRACEY A. ZACCONE
TAURIE M. ZEITZER
T. ROBERT ZOCHOWSKI, JR.

*NOT ADMITTED TO THE NEW YORK BAR
+ADMITTED ONLY TO THE CALIFORNIA BAR

October 12, 2021

Altimar Acquisition Corp. II

40 West 57th Street, 33rd Floor

New York, New York 10019

Re:     United States Federal Income Tax Considerations

Ladies and Gentlemen:

We have acted as United States federal income tax counsel for Altimar Acquisition Corp. II, a Cayman Islands company (the “Company”), in connection with the Business Combination Agreement, dated as of July 15, 2021 (the “Business Combination Agreement”), by and among the Company, Fathom Holdco, LLC, Rapid Merger Sub, LLC, Rapid Blocker 1 Merger Sub, LLC, Rapid Blocker 2 Merger Sub, LLC, Rapid Blocker 3 Merger Sub, LLC, CORE Fund I Blocker-5 LLC, CORE Fund I Blocker-2 LLC and SG (MCT) Blocker, LLC, which, among other things, provides for the Company’s domestication from a Cayman Islands exempted company to a Delaware corporation pursuant to Section 338 of the Delaware General Corporation Law, as amended, and Article 206 of the Cayman Islands Companies Law (2021 Revision) (the “Domestication”). This opinion is being delivered in connection with the Registration Statement (File No. 333-259639) of the Company on Form S-4 filed on September 20, 2021 with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement”). Capitalized terms not defined herein have the meanings specified in the Business Combination Agreement unless otherwise indicated.

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Business Combination Agreement, (ii) the Registration Statement, (iii) the representation letter of the Company delivered to us for purposes of this opinion (the “Representation Letter”), and (iv) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering our opinion, we have assumed, without any independent investigation or examination thereof, that (i) the Domestication will be consummated in the manner described in the Registration Statement and the business combination will be consummated in the manner described in the Registration Statement and the Business Combination Agreement, each will be effective under applicable law, and none of the terms or conditions contained in either the Registration Statement or the Business Combination Agreement will be waived or modified, (ii) the facts relating to (A) the Domestication are accurately and completely reflected in the Registration Statement and (B) the business combination are accurately and completely reflected in the Registration Statement and the Business Combination Agreement, (iii) the Business Combination Agreement, Registration Statement and all documents described therein represent the entire understanding between the parties to the Business Combination Agreement with respect to the Domestication and related transactions, (iv) any representations made in the Representation Letter are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Domestication, (v) any representations made in the Representation Letter subject to qualification relating to the knowledge, belief, expectation or intent of any party are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Domestication, in each case, without such qualification and (vi) the Company will not take any position on any federal, state, or local income or franchise tax return, or take any other tax reporting position that is inconsistent with this opinion. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the documents referred to above.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents. We have assumed that the Business Combination Agreement and such other documents, certificates, and records are, and will continue to be, duly authorized, valid, and enforceable.

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Domestication or any of the transactions related thereto, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention. The opinion set forth herein has no binding effect on the United States Internal Revenue Service (“IRS”) or the courts of the United States. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations,” we are of the opinion that, for United States federal income tax purposes, the Domestication should qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code. We express no opinion on any other potential U.S. federal income tax consequences of the Domestication (including tax consequences pursuant to Section 367 of the Code or the passive foreign investment company rules).

Except as set forth above, we express no opinion as to the tax consequences to any party, whether federal, state, local or foreign, of any transactions related to the Domestication or contemplated by the Business Combination Agreement and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. Furthermore, our opinion is based on current U.S. federal income tax law and administrative practice, and we do not undertake to advise you as to any changes after the date hereof of the Domestication in U.S. federal income tax law that may affect our opinion. In addition, there can be no assurance that changes in the law will not take place which could affect the U.S. federal income tax consequences of the Domestication or that contrary positions may not be taken by the IRS. To the extent any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all the relevant times, our opinion would be adversely affected and should not be relied upon.

We are furnishing this letter in our capacity as United States federal income tax counsel to the Company. This opinion has been prepared in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Material U.S. Federal Income Tax Considerations” and “Legal Matters” contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

4